Exhibit 99.1

uniQure Announces Type A Meeting Scheduled with FDA

Lexington, MA and Amsterdam, the Netherlands, January 9, 2026 — uniQure N.V. (NASDAQ: QURE), a leading gene therapy company advancing transformative therapies for patients with severe medical needs, today announced a Type A meeting with the U.S. Food and Drug Administration (FDA) has been scheduled to discuss the Biologics License Application (BLA) data package to support accelerated approval of AMT-130, the Company’s investigational gene therapy for the treatment of Huntington’s disease.

“We look forward to a constructive discussion with the FDA as we work toward a timely resolution regarding an accelerated approval pathway for AMT-130,” said Matt Kapusta, chief executive officer at uniQure.  “The Huntington’s disease community, including patients and clinicians, has emphasized the profound unmet medical need and the importance of timely access to potentially disease-modifying therapies such as AMT-130. We remain deeply committed to patient access while continuing to collaborate closely with the FDA.”

The Company expects to provide a regulatory update after the receipt of official meeting minutes.

About uniQure

uniQure is delivering on the promise of gene therapy – single treatments with potentially curative results. The approvals of uniQure’s gene therapy for hemophilia B – an historic achievement based on more than a decade of research and clinical development – represent a major milestone in the field of genomic medicine and ushers in a new treatment approach for patients living with hemophilia. uniQure is now advancing a pipeline of proprietary gene therapies for the treatment of patients with Huntington's disease, refractory temporal lobe epilepsy, ALS, Fabry disease, and other severe diseases. www.uniQure.com

uniQure Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," “establish,” "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," “seek,” "should," "will," "would" and similar expressions and the negatives of those terms. Forward-looking statements are based on management's beliefs and assumptions and on information available to management as of the date of this press release. Examples of these forward-looking statements include, but are not limited to, statements concerning: the Company’s plans to have a Type A meeting with the FDA and work toward a timely resolution regarding an accelerated approval pathway for AMT-130; AMT-130 as a potentially disease-modifying therapy; and the Company’s plans to provide a regulatory update after receipt of official meeting minutes from the scheduled Type A meeting. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons. These risks and uncertainties include, among others: risks related to the Company’s Phase I/ll clinical trials of AMT-130, including the risk that such trials will be unable to demonstrate data sufficient to support further clinical development or regulatory approval; the risk that the FDA ultimately concludes that such trials are not adequate and well-controlled to provide the primary evidence to support a BLA; the risk that more patient data become available that results in a different interpretation then the one derived from the topline data; risks related to the Company’s interactions with regulatory authorities, which may affect the initiation, timing and progress of clinical trials and pathways to regulatory approval; whether the measurements that the Company is evaluating are viewed as robust and sensitive measurements of disease progression; whether RMAT designation, Breakthrough Therapy designation, or any accelerated pathway, if granted, will lead to regulatory approval; the Company’s ability to conduct and fund a Phase III or confirmatory study for AMT-130 if needed; the Company’s ability to continue to build and maintain the infrastructure and personnel needed to achieve its goals; the Company’s effectiveness in managing current and future clinical trials and regulatory processes; the Company’s ability to demonstrate the therapeutic benefits of its gene therapy candidates in clinical trials; the continued development and acceptance of gene therapies; the Company’s ability to obtain, maintain and protect its intellectual property; and the Company’s ability to fund its operations and to raise additional capital as needed and on acceptable terms. These risks and uncertainties are more fully described under the heading "Risk Factors" in the Company’s periodic filings with the U.S. Securities & Exchange Commission (SEC), including its Annual Report on Form 10-K filed with the SEC on February 27, 2025, its Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2025, July 29, 2025, and November 10, 2025 and in other filings that the Company makes with the SEC from time to time. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements and, except as required by law, the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

uniQure Contacts:

FOR INVESTORS:	FOR MEDIA:

Chiara Russo	Tom Malone
Direct: 781-491-4371	Direct: 339-970-7558
Mobile: 617-306-9137	Mobile:339-223-8541
c.russo@uniQure.com	t.malone@uniQure.com